EXHIBIT 99.3

SARCOM, INC.

Unaudited Financial Statements

As of June 30, 2007 and

for the six months ended June 30, 2007 and 2006

SARCOM, Inc.
Unaudited Balance Sheet (000s omitted)

June 30, 2007

Assets
Current Assets
Cash and cash equivalents	$227
Accounts receivable - Net:
Trade	36,279
Unbilled	595
Other	3,485
Inventory	3,818
Prepaid expenses and other current assets	852

Total current assets	45,256
Property and Equipment - Net	2,545

Other Assets	418

Total assets	$48,219

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable	$16,396
Current portion of capital lease obligation (Note 9)	254
Accrued and other current liabilities	6,523

Total current liabilities	23,173
Long-term Obligations (Note 2)	30,046
Capital Lease Obligations (Note 9)	48

Deferred Gain on Capital Lease Termination (Note 7)	104

Mandatorily Redeemable Preferred Stock (Note 4)	57,703

Stockholders’ Deficit	(62,855)

Total liabilities and stockholders’ deficit	$48,219

SARCOM, Inc.
Unaudited Statements of Operations (000s omitted)

	6 months ended
	June 30, 2007	June 30, 2006

Net Sales and Service Revenues	$135,918	$107,985

Cost of Sales and Service	115,495	91,147

Gross Profit	20,423	16,838

Operating Expenses
General and administrative expenses	16,488	14,667
Depreciation and amortization	628	791

Total operating expenses	17,116	15,458

Operating Income	3,307	1,380

Nonoperating Expense - Interest expense	(1,631)	(1,625)

Income (Loss) Before Yield on Mandatorily Redeemable Preferred Stock	1,676	(245)

Yield on Mandatorily Redeemable Stock (Note 4)	(2,244)	(2,071)

Net Loss	$(568)	$(2,316)

SARCOM, Inc.
Unaudited Statements of Cash Flow (000s omitted)

	6 months ended
	June 30, 2007	June 30, 2006

Cash Flows from Operating Activities
Net loss	$(568)	$(2,316)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	628	791
Yield on mandatorily redeemable preferred stock	2,244	2,071
Amortization of gain on capital lease transaction	(21)	(21)

Interest on restructured debt	50	47
Changes in operating assets and liabilities which provided (used) cash:
Accounts receivable	(531)	661
Inventory	(903)	(1,009)
Prepaid expenses and other current assets	(153)	(232)
Other assets	(17)	(51)
Accounts payable	2,134	171
Accrued and other liabilities	(13)	(403)

Net cash provided by (used in) operating activities	2,850	(291)

Cash Flows from Investing Activities
Purchase of property and equipment	(487)	(257)

Net cash used in investing activities	(487)	(257)

Cash Flows from Financing Activities
Principal payments on long-term debt	(967)	(200)
Net repayments on revolving credit facilities	(1,559)	(455)
Payments on capital lease obligation	(125)	(112)

Net cash used in financing activities	(2,651)	(767)

Net Decrease in Cash and Cash Equivalents	(288)	(1,315)

Cash and Cash Equivalents - Beginning of year	515	1,321

Cash and Cash Equivalents - End of year	$227	$6

SARCOM, INC.

NOTES TO FINANCIAL STATEMENTS

(OOOs omitted, except share and per share amount)

Note 1 - Nature of Business and Significant Accounting Policies

SARCOM, Inc. (the “Company”) provides technology solutions primarily to businesses. Services include product procurement, service support, system design, and implementation and education. The Company’s customers are generally “Fortune 1000” companies, professional firms, and governmental, education, and nonprofit organizations located in the United States.

At June 30, 2007, Patriarch Partners Agency Services, LLC, an equity fund, holds certain long-term obligations and owns 82.5 percent of the common stock outstanding and 80 percent of the preferred stock outstanding.

We have prepared the unaudited consolidated financial statements included herein in accordance with accounting principles generally accepted in the United States of America for interim financial reporting. In the opinion of management, all adjustments, consisting only of normal recurring items which are necessary for a fair presentation, have been included. The results of the interim periods are not necessarily indicative of the results that may be expected for any other interim period or for the full year. These unaudited consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the notes thereto for the year ended December 21, 2006 and 2005.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Revenues and Cost Recognition - Product sales are recognized when products are shipped and title transfers to customers. Service revenues are recognized when the applicable services are provided. Included in sales and service revenues is maintenance service contract revenue, which is recognized ratably over the lives of the contracts. Maintenance labor and material costs on service contracts are recorded when incurred. Sales commissions associated with maintenance service contracts are deferred and recognized ratably over the lives of the contracts.

Cash and Cash Equivalents - The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Trade Accounts Receivable - The Company provides its services to customers based on an evaluation of each customer’s financial condition, generally without requiring collateral. In addition, the Company has obtained credit insurance covering certain product sales to protect them in the event of a customer’s nonpayment. Accounts receivable are due within 30 days and are stated net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance for doubtful accounts by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and industry as a whole. All accounts or portions thereof deemed to be uncollectible are charged against the allowance for doubtful accounts in the period that determination is made. The allowance for doubtful accounts totaled $406 at June 30, 2007.

Vendor Invoice Rebates - Certain vendors provide incentive rebates related to purchasing activities, product training, advertising, and other sales and market development activities. The Company recognizes these rebates when it has completed its obligation to perform under the specific incentive arrangement. Rebates related to purchasing activities are included in sales and service revenues. Rebates related to product training, advertising, and other sales and marketing development activities are recorded as reductions of selling, general, and administrative expenses.

Inventory - Inventory consists principally of computer equipment and service parts and is valued at the lower of cost or market (primarily replacement cost), using the first-in, first-out (FIFO) method.

Property and Equipment - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to operations as incurred. Amortization of the capital lease equipment is computed using the straight-line method over the period of the lease and is included in depreciation and amortization expense. The Company capitalizes direct costs associated with the purchase and development of internal use software.

Debt Issuance Costs - Debt issuance costs of $647 were incurred by the Company during 2005 in connection with obtaining the debt to finance the GTF asset acquisition. These costs are being amortized over the term of the related debt. Accumulated amortization totaled $521 at June 30, 2007.

Income Taxes - A current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the year. Deferred taxes are provided for temporary differences arising from assets and liabilities whose basis is different for financial reporting and income tax purposes.

Accounting for Uncertainty in Income Taxes (FIN 48) - In July 2006, the FASB issued FASB Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes. FIN 48 clarifies the guidance for the recognition and measurement of income tax benefits related to uncertain tax positions in accordance with SFAS No. 109, Accounting for Income Taxes. FIN 48 is effective for the fiscal year beginning January 1, 2007. The Company adopted FIN 48 on January 1, 2007. The adoption of FIN 48 did not have a material impact on the Company’s financial statements.

Note 2 - Long-term Debt

Long-term obligations at June 30, 2007 are as follows:

Revolving credit facility that allows for borrowings up to the lesser of $30,000 or the borrowing base as defined in the agreement. Customer cash payments are directly applied to amounts outstanding under the facility. The credit agreement expires in January 2008, at which time all principal is due to the financial institution. The facility is expected to be refinanced either with the current financial institution or a new financial institution, thus the entire balance is included in long-term portion. The Company has the option of paying monthly interest based on either the bank rate as defined in the agreement plus .5 percent (effective rate of 8.75 percent at June 30, 2007) or LIBOR + 2.75% (8.07 percent at June 30, 2007) with certain restrictions. As of June 30, 2007, $14,000 of the facility was carried under the LIBOR option with the remaining amount under the bank rate.

$18,119

Related party note payable due to the majority stockholder. Interest is due monthly at variable rates (effective rate of approximately 13 percent at June 30, 2007). All principal and unpaid interest is due in January 2009.	10,200

Related party restructuring note payable due to the majority stockholder. Interest compounds monthly at 6 percent. All principal and interest are due in January 2009.	1,727

Total	30,046

Less current portion	-

Long-term portion	$30,046

Related party interest expense for the six months ended June 30, 2007 and 2006 was $766 and $838, respectively.

Substantially all of the Company’s tangible assets are pledged as collateral under the revolving credit facility and the related party debt; however, the related party debt has been subordinated to the revolving credit facility. Under the revolving credit facility, the Company is required to comply with certain restrictive financial covenants.

Note 3 - Related Party Transactions

The Company leases a building from a related party with minority ownership. The lease expires in December 2009 with provisions for an early termination buyout and is being accounted for as an operating lease. Rent expense totaled $270 for both the six months ended June 2007 and 2006. Future annual lease payments are $540 through 2009.

Note 4 - Mandatorily Redeemable Preferred Stock

The Company has 40,000 shares of Series A preferred stock with a liquidation value of $1,000 per share. The liquidation value, plus accrued but unpaid dividends, is payable at any time, beginning on September 1, 2012 and ending on September 1, 2015, that any holder elects to redeem such shares.

Dividends accrue on the preferred stock on a daily basis at a rate of 8 percent of the liquidation value (defined as $1,000 per share) plus accumulated and unpaid dividends thereon. Three percent of dividends accrued are payable in cash to the extent that the Company has maintained an average cash balance of $2,500 for the preceding fiscal quarter; otherwise, all dividends are paid in the form of additional preferred stock based on the value of $1,000 per share. No dividends have been declared as of June 30, 2007 and the revolving credit facility described in Note 2 does not permit the Company to declare or pay any cash dividends.

In any liquidation of the Company, each share of preferred stock will be generally entitled to a liquidation preference before any distribution may be made on the Company’s common stock. However, there is limited common stock (approximately 11 percent, valued at $1,319 at June 30, 2007) which has rights superior to the preferred stock during liquidation.

During 2005, certain key employees were granted restricted rights to 8,000 shares of currently outstanding Series A preferred stock. These shares are restricted until a sale occurs, as defined in the stockholder agreement. The restricted stock grant has an indefinite vesting period and no compensation expense will be recognized unless a sale occurs. Compensation expense, if any, will be based on the fair value of the preferred shares at the date of vesting.

Note 5 - Common Stock

Common stock at June 30, 2007 is as follows:

Class A - $.01 par value (voting): Authorized - 9,000,000 shares Issued and outstanding - 5,591,406 shares	$56
Class B - $.01 par value (nonvoting): Authorized - 1,000,000 shares Issued and outstanding - 0 shares	-

Total	$56

Note 6 - Retirement Plans

The Company sponsors a 401(k) plan for substantially all employees. The Company, at its discretion, contributes 50 percent of participants’ contributions, up to 6 percent of participants’ eligible compensation. The Company may contribute additional discretionary contributions on behalf of the participants. There were no discretionary contributions for the six months ended June 30, 2007 or 2006.

Note 7 - Deferred Gain on Capital Lease Transaction

In 2002, the Company renegotiated lease terms on a lease with a related party. The change in the lease terms changed the lease classification from a capital to an operating lease. The $335 gain on termination of the capital lease has been deferred and is being amortized in proportion to the related gross rental expense over the lease term. A total of $21 was amortized for the six months ended June 30, 2007 and 2006, reducing rental expense.

Note 8 - Operating Leases

The Company leases office operating facilities and equipment under noncancelable operating leases expiring at various dates through 2011. Most of the office leases have renewal options and require the Company to pay for insurance, common area maintenance, and escalations in operating expenses over the base year.

Rent expense for operating leases was $820 and $972 for the six months ended June 30, 2007 and 2006, respectively. Future minimum lease payments under noncancelable operating leases consist of the following at June 30, 2007:

Years Ending December 31		Amount

2007 (remaining)		$774
2008		1,439
2009		1,212
2010		587
2011		556

	Total	$4,658

Note 9 - Capital Leases

The Company has entered into capital lease agreements for certain equipment with interest ranging from approximately 7 percent to 13 percent. Minimum lease payments of $22 are due monthly, with the final payment dates ranging from February 2008 to May 2010.

As of June 30, 2007, future minimum lease payments under capital leases are as follows:

Years Ending December 31		Amount

2007 (remaining)		$129
2008		143
2009		62

	Total	334

	Less amount representing interest	32

	Present value of net minimum lease payments	302

	Less current obligations	254

	Long-term obligations under capital leases	$48

Note 10 - Contingencies

The Company is subject to various claims and legal proceedings covering a wide range of matters that arise in the ordinary course of its business activities.

Based on the facts presently known, the Company does not believe that the outcome of these proceedings will have a material adverse effect on its financial condition.

Note 11 - Management’s Plans

The Company’s financial statements have been presented on the basis that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has incurred significant losses over the past several years. As a result, management has taken certain actions to improve profitability and maintain adequate financing. Management has also implemented comprehensive cost reductions which they anticipate will lead to improved gross and operating margins. Additionally, restructuring activities and the related costs are also anticipated to be significantly reduced in future periods. Management believes that the above actions will enable the Company to achieve profitable operations and maintain sufficient cash flows to continue operations.

Note 12 - Cash Flows

Cash paid for interest totaled $1,545 and $1,523 for the six months ending June 30, 2007 and 2006, respectively.

Significant noncash investing and financing activities for the six months ending June 30, are as follows:

	2007	2006

Equipment acquired via capital lease obligation	$173	$136

Note 13 – Subsequent Event

On September 17, 2007, the Company was acquired by PC Mall, Inc. pursuant to the terms of an Agreement and Plan of Merger (the “Agreement”) dated August 17, 2007.  The initial total purchase price of $55,000 consisted of $47,500 in cash and 633,981 shares of PC Mall Inc. common stock valued at $7,500.

The initial total purchase price was subject to a post-closing debt and net asset value adjustment as defined in the Agreement.  On November 6, 2007, the Company and PC Mall settled on the net asset value adjustment, and 122,478 shares of PC Mall common stock were returned to PC Mall as consideration for the net asset value adjustment owed to PC Mall of $2,102.